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                                                                  Exhibit 3.1(a)


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                          CORAL RESERVES GROUP, LTD.


     The undersigned officers of Coral Reserves Group, Ltd., an Oklahoma corporation (the "Corporation") do hereby certify as follows:

     1. The Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation was originally filed with the Oklahoma Secretary of State, on March 2, 1987, under the provisions of the Oklahoma General Corporation Act, and was amended on October 18, 1988.

     2. This Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") has been duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of such shareholders.

     4. The text of the Certificate of Incorporation of Coral Reserves Group, Ltd., as amended, is hereby amended and restated in its entirety by this Certificate of Incorporation to provide as follows:

     FIRST.  The name of the Corporation is Canaan Energy Corporation.

     SECOND. The address of its registered office in the State of Oklahoma is 20 North Broadway, 1800 Mid-America Tower, Oklahoma City, Oklahoma County, Oklahoma 73102. The name of its registered agent at such address is Reeder E. Ratliff, Esq., c/o Crowe & Dunlevy, 20 North Broadway, 1800 Mid-America Tower, Oklahoma City, Oklahoma 73102.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000), divided into Fifty Million (50,000,000) shares of Common Stock of the par value of $.01 per share and One Million (1,000,000) shares of Preferred Stock of the par value of $.01 per share.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
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     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

     FIFTH. The Corporation, acting through its Board of Directors, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the corporation upon the exercise of any such right or option, shall be such as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, shall be set forth or incorporated by reference in the
instrument or instruments evidencing such rights or options.   Without limiting
the generality of the foregoing, the authority to adopt and maintain a shareholders' rights plan, and to establish the terms and conditions thereof, including the terms and circumstances under which the rights are to be redeemed, shall be reserved exclusively to the Board of Directors of the Corporation.
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     SIXTH.  The bylaws may be adopted, altered, amended or repealed by the
Board of Directors. Election of directors need not be by written ballot unless the bylaws so provide.

     SEVENTH. (1) A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the provisions of this paragraph (1) shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1053, Title 18 of the Oklahoma Statutes (1991), as amended, relating to the liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (3) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
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          (4)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (2) and (3) of this Article SEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (5) Any indemnification under paragraphs (2) and (3) of this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the bylaws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

          (6) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (7) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article SEVENTH, unless otherwise provided by or granted pursuant to Article SEVENTH, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (8) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article SEVENTH or of the Oklahoma General Corporation Act.

          (9) Each paragraph and part thereof of this Article SEVENTH shall be considered severable; and if, for any reason, any paragraph or part thereof is determined to be invalid and
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contrary to, or in conflict with, any existing or future provision of the
Oklahoma General Corporation Act or any other law of the State of Oklahoma by a court having valid jurisdiction, such determination shall not impair the operation of, or have any other effect upon, the other paragraphs of this Article SEVENTH or the other parts of the paragraph in question as may remain otherwise intelligible, and such other paragraphs or parts shall continue to be given full force and effect and such invalid paragraphs or parts shall be deemed not to be a part of this Certificate of Incorporation.

     EIGHTH.  The provisions of Section 1090.3, Title 18 of the Oklahoma States
(1991), as amended, specifically shall apply to the Corporation from and after the filing of this Certificate of Incorporation with the Secretary of State of the State of Oklahoma.

     NINTH. The provisions of Sections 1145 through Section 1155, Title 18 of the Oklahoma Statutes (1991), as amended, specifically shall apply to the Corporation from and after the filing of this Certificate of Incorporation with the Secretary of State of the State of Oklahoma.

     TENTH. Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter or repeal this Article EIGHTH or would adopt any provision inconsistent with this Article EIGHTH.

     ELEVENTH. Notwithstanding anything contained in this Certificate of Incorporation or the bylaws of the Corporation to the contrary:

          (1) Number, Election and Terms.  The Board of Directors of the
              --------------------------
     Corporation shall consist of not less than three (3) Members with the exact number to be fixed from time to time by the Board of Directors. The directors shall be divided into three classes, designated Class A, Class B, and Class C, as nearly equal in number as possible as the Board of Directors shall determine from time to time, with the term of office of the Class C directors to expire at the 2001 annual meeting of shareholders, the term of office of the Class B directors to expire at the 2002 annual meeting of shareholders, and the term of the Class A directors to expire at the 2003 annual meeting of shareholders. At each meeting of shareholders following such initial classification and election, the number of directors in the class whose term expires at the time of such meeting as determined by the Board of Directors shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

          (2) Newly Created Directorships and Vacancies.  Newly created
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     directors resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until his successor is elected and qualified.

          (3) Removal.  At a meeting of shareholders called expressly for that
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     purpose, any director, or the entire Board of Directors, may be removed from office only with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation then entitled to be voted in an election of directors.

          (4) Amendment, Repeal, Etc..  The affirmative vote of the holders of
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     at least sixty-six and two thirds percent (66 2/3%) of the outstanding shares of the Corporation then entitled to be vote in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

     TWELFTH. Any action which is required or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding capital stock of the Corporation entitled to vote on such action.

     THIRTEENTH. Subject to the limitations set forth in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Certificate of Incorporation this 5th day of January, 2000.

                                    CORAL RESERVES GROUP, LTD.


                                    By: /s/ Leo E. Woodard
                                        ----------------------------------------
                                                                     , President
ATTEST:

/s/ Michael S. Mewbourn
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     Michael S. Mewbourn, Secretary